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                                   FIFTH AMENDMENT
                                        TO THE
                                1987 STOCK OPTION PLAN
                                          OF
                                    MAGNETEK, INC.

         MAGNETEK, INC., a corporation organized under the laws of the State of Delaware, hereby adopts this amendment to the 1987 Stock Option Plan of MagneTek, Inc. (the "Plan") pursuant to Section 7.2 of the Plan, as of the 24th day of July, 1996.

    1. Section 5.3 of the Plan is hereby amended to delete the proviso that appears between paragraph (c)(iv) and paragraph (d).

    2. Section 6.1 of the Plan is hereby amended to provide that the Committee (as defined in the Plan) shall consist of at least two (2) Directors.

    3. Section 7.1 of the Plan is hereby amended to permit options to be transferable pursuant to a "domestic relations order," as defined in the Internal Revenue Code.